UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2009

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5491	75-0759420
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2800 Post Oak Boulevard
Suite 5450
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Rights Agreement

On October 30, 2009, Rowan Companies, Inc. (the “Company”) and Wells Fargo Bank, National Association, as rights agent, entered into an amendment (the “Amendment”) to the Amended and Restated Rights Agreement, dated as of January 24, 2002, as amended (the “Rights Agreement”).  Pursuant to the Amendment, the final expiration date for the exercise of rights pursuant to and in accordance with the Rights Agreement was amended to be the close of business on November 2, 2009.  Prior to the Amendment, the rights were set to expire at the close of business on January 24, 2012 (subject to their earlier redemption or exchange pursuant to and in accordance with the Rights Agreement).  As of the close of business on November 2, 2009, the Rights Agreement will terminate and cease to be of any further force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 4.1 to this current report on Form 8-K and incorporated herein by reference.

Indemnification Agreements

Effective as of October 29, 2009, the Company entered into a new form of indemnification agreement (collectively, the “Indemnification Agreements”) with each of its directors and certain officers (each, an “Indemnitee”), replacing, in each case, a previously existing indemnification agreement.  The new Indemnification Agreements have terms which are, in all material respects, the same as those contained in the previously existing indemnification agreements, the form of which was previously filed as an exhibit to the Company’s Form 8-K filed on April 21, 2005.

Each Indemnification Agreement provides that the Company will indemnify the applicable Indemnitee to the fullest extent permitted by applicable law in the event that such Indemnitee, by reason of such Indemnitee’s relationship with the Company, is or is threatened to be made a party to or participant in any threatened, pending or completed action or proceeding, other than an action or proceeding by or in the right of the Company, against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such action or proceeding, provided that such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, provided that he or she also had no reasonable cause to believe his or her conduct was unlawful.  Each Indemnification Agreement further provides that the Company will indemnify such Indemnitee to the fullest extent permitted by applicable law in the event that such Indemnitee, by reason of such Indemnitee’s relationship with the Company, is or is threatened to be made a party to or participant in any threatened, pending or completed action or proceeding brought by or in the right of the Company to procure a judgment in its favor, against all expenses actually and reasonably incurred by such Indemnitee in connection with such action or proceeding, provided that such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.  Notwithstanding the foregoing, no indemnification against expenses incurred by such Indemnitee in connection with such an action or proceeding brought by or in the right of the Company will be made in respect of any claim, issue or matter as to which such Indemnitee is adjudged to be liable to the Company or if applicable law prohibits such indemnification being made; provided, however, that, in such event, indemnification against such expenses will nevertheless be made by the Company if and to the extent that the court in which such action or proceeding has been brought or is pending so determines.  Each Indemnification Agreement also provides for the advance of all reasonable expenses incurred by such Indemnitee in connection with any action or proceeding covered by the Indemnification Agreement.  The Indemnitee will be required to repay any amounts so advanced if and to the extent that it is ultimately determined that he or she is not entitled to be indemnified by the Company against such expenses.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information set forth under the caption “Amendment to Rights Agreement” in Item 1.01 above is incorporated by reference into this Item 1.02.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information set forth under the caption “Amendment to Rights Agreement” in Item 1.01 above is incorporated by reference into this Item 3.03.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMETNS OF CERTAIN OFFICERS

On October 29, 2009, the Board of Directors approved changes to certain of the Company's benefit plans. Based upon a review of the Company's retirement programs by the Company's retirement consultant, Mercer, and a competitive analysis by the Board's compensation consultant, Cogent Compensation Partners, a decision was made to amend the Company’s Pension Benefit Restoration Plan (“Restoration Plan”) to provide benefits for service after June 30, 2009.

Effective June 30, 2009, final average pay formula pension benefits were frozen for all eligible employees including officers of the Company. Effective July 1, 2009, all eligible employees began accruing benefits under a cash balance formula which recognizes base pay and annual bonus up to Internal Revenue Service limitations ($245,000 in 2009). Eligible employees are also eligible to receive a Company matching contribution of up to 6% of pay subject to Internal Revenue Service limitations.

Effective July 1, 2009, the Restoration Plan will be amended to recognize pay in excess of Internal Revenue Service limitations for eligible members of the Executive Group of the Company (currently 19 individuals) for benefits accruing after June 30, 2009. Restoration Plan benefits are determined under the same formulas applicable to all eligible employees.

Under the amended Restoration Plan, hypothetical accounts will be established for each member. These accounts will be credited with cash balance formula benefits and matching contributions (without having to make elective employee deferral contributions) for pay in excess of Internal Revenue Service limitations. Interest will be credited to each hypothetical account based on the 10-year Treasury rate, the same rate used for the Company’s tax-qualified cash balance plan. Restoration Plan benefits are an unsecured obligation of the Company.  The cost of the new program will not have a material impact on the Company’s financials.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective as of October 29, 2009, the Board of Directors (the “Board”) of the Company approved and adopted an amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”).

The Amended and Restated Bylaws amend certain provisions of the Company’s bylaws previously in effect.  The Amended and Restated Bylaws now:

(a) require 90 to 120 days’ advance notice for stockholder proposals and/or nominations at annual meetings (based on the anniversary of the prior year’s meeting and subject to adjustment if the annual meeting date changes significantly);

(b) expand the information requirements with respect to such stockholder proposals and/or nominations, requiring, among other things, information regarding any persons nominated for election as directors; disclosure of a stockholder’s material interests in any business so proposed; disclosure of such stockholder’s identity and ownership of the Company’s securities and any derivatives relating thereto; the name of each person with whom such stockholder has any voting agreement with respect to any securities of the Company and a description thereof; a list of all transactions by such stockholder involving any securities of the Company or any derivatives, voting agreements or other material interests within the prior six-month period; a description of all compensation and other material monetary agreements and material relationships during the past three years between such stockholder and the proposed nominee; and disclosure regarding whether such stockholder is acting as part of a group that intends to solicit proxies in support of such proposal and/or nomination;

(c) require each director and nominee for election as a director to deliver to the Secretary of the Company:

(i) a completed and signed questionnaire with respect to such person’s background and qualifications;

(ii) a completed and signed representation and agreement, setting forth, among other things, that such person:

(1) has not and will not enter into any agreement with respect to how such person will vote on matters submitted to the Board or, except as has been disclosed, that would otherwise conflict with such person’s fiduciary duties;

(2) is not and will not become a party to any agreement with respect to compensation, indemnification or reimbursement in connection with such person’s service as a director that has not been disclosed;

(3) if elected, will at all times while serving as a director of the Company be in compliance with the corporate governance, conflict of interest, confidentiality, securities ownership and trading policies and guidelines of the Company; and

(4) if elected, irrevocably resigns upon a finding by a court of competent jurisdiction that such person has materially breached such agreement; and

(iii) a completed and signed letter of resignation, pursuant to which such person irrevocably submits his or her resignation as a director of the Company, if elected and then serving as such, effective upon (1) such person’s failure to be elected by a majority vote in a non-contested election of directors in which such person stands and (2) acceptance by the Board of such resignation following such failure;

(d) provide that the person presiding over a meeting of stockholders has concurrent power with the stockholders to adjourn such meeting when a quorum is not present;

(e) further specify and clarify the procedures to be followed at a meeting of stockholders and the authority of the Board and/or person presiding over such meeting to implement rules and regulations therefor;

(f) consistent with a recent amendment to the Delaware General Corporation Law (the “DGCL”), provide that the Board may establish two record dates for a meeting of stockholders: one record date to determine stockholders entitled to receive notice of the meeting, and a second (later) record date to determine stockholders entitled to vote at such meeting;

(g) consistent with modernizing amendments to the DGCL, provide that:

(i) the Board may, in its sole discretion, determine that a meeting of stockholders be held wholly or partially by means of remote communication;

(ii) waivers of notice, Board consents and resignations of officers and directors of the Company may be given by electronic transmission; and

(iii) the stockholder list to be produced for examination in advance of a meeting of stockholders may be posted on a reasonably accessible electronic network; and

(h) provide that the Board may designate one or more committees, each committee to consist of one or more directors of the Company, and which shall, to the extent provided in the resolution of the Board, have all of the powers and authority of the Board, except with respect to:

(i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or

(ii) adopting, amending or repealing any provision of the Amended and Restated Bylaws.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this current report on Form 8-K and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

The following exhibits are filed as part of this current report on Form 8-K:

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Rowan Companies, Inc., effective as of October 29, 2009.

4.1
Amendment, dated as of October 30, 2009, to the Amended and Restated Rights Agreement, dated as of January 24, 2002, as amended, between Rowan Companies, Inc. and Wells Fargo Bank, National Association, as rights agent.

10.1	Form of Indemnification Agreement between Rowan Companies, Inc. and each of its directors and certain officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC.

By:	/s/ William H. Wells
Name:	William H. Wells
Title:	Vice President, Finance and CFO

Date: November 2, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Rowan Companies, Inc., effective as of October 29, 2009.

4.1
Amendment, dated as of October 30, 2009, to the Amended and Restated Rights Agreement, dated as of January 24, 2002, as amended, between Rowan Companies, Inc. and Wells Fargo Bank, National Association, as rights agent.

10.1	Form of Indemnification Agreement between Rowan Companies, Inc. and each of its directors and certain officers.